Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the yearly report of China Pharma Holdings, Inc. (the "Company") on 10-K for the period ended December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frank Waung, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec.1350 as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a)or 15(d) of the Securities and Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to China Pharma Holdings, Inc. and will be retained by China Pharma Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 4, 2010

By: /s/ Frank Waung
Frank Waung
Chief Financial Officer